 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________________________
FORM 8-K
 ______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 8, 2015 (May 4, 2015)
______________________________________________________
ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Sale and Leaseback Transaction

On May 4, 2015, Ascent Solar Technologies, Inc., a Delaware corporation (the “Company”), entered into a real estate purchase and sale contract (the “Sale Agreement”) with a real estate investment firm (the “Buyer”). Pursuant to the terms of the Sale Agreement, at closing the Company will sell its Thornton, Colorado headquarters building (the “Building”) to the Buyer for a sales price of $11.5 million. The closing of the sale of the Building is subject to customary due diligence by the Buyer and satisfaction of other conditions precedent to closing. The sale of the Building is expected to close in late June or July 2015.

At closing, the Company and the Buyer will enter into a 10-year lease (the “Lease”) of the Building. Under the Lease, the Company will lease back the Building from the Buyer at an initial annual rental rate of approximately $1.1 million, subject to annual rent increases of 3.0%. Under the Lease, the Company will have two options to extend the Lease by five years for each such option. The annual rental rate during each option term will be based on the then fair market rental rate for the Building.

The Company expects to derive net proceeds from the transaction of approximately $2.86 million after paying (i) the existing mortgage loan on the Building of $6.12 million, (ii) the existing $1.35 million debt owed to Jefferies & Company secured by a second lien on the Building, (iii) the security deposit and six-months advance rent as required by the Lease, and (iv) brokers commissions and other transaction expenses. Such net proceeds will be used by the Company for working capital and general corporate purposes.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations, speak only as of the date hereof and are subject to change. All statements, other than statements of historical fact included in this Current Report on Form 8-K, are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “goal,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, the amount and use of proceeds the Company expects to receive from the sale of the Building, the expected closing of the sale of the Building, and the expected terms of the Lease. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially and adversely from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

May 8, 2015	By:	/s/ William M. Gregorak
Name: William M. Gregorak
Title: Chief Financial Officer